UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 30, 2010
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	001-31579 (Commission File Number)	66-031262 (IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangements of Certain Officers
     Effective on November 30, 2010, Mr. Raymond J. Quinlan resigned from the Board of Directors of the Company and the Board of Directors of Doral Bank. Mr. Quinlan was also the chairperson of the Audit Committee.
     Mr. Quinlan resigned from his positions in the Board of Directors of the Company and the Board of Directors of Doral Bank in order to pursue an employment opportunity. Mr. Quinlan confirmed that there were no disputes or disagreements with the Company’s management or the other members of the Board of Directors of the Company in connection with his decision to resign as a director of the Company.
     On December 2, 2010, Mr. Dennis Buchert was designated as the new chairperson of the Audit Committee.
     The Board of Directors of the Company has determined that Mr. Buchert is an “audit committee financial expert” for purposes of the rules of the Securities and Exchange Commission (the “SEC”) adopted pursuant to the Sarbanes-Oxley Act of 2002. For a brief listing of the relevant experience of Mr. Buchert, please refer to the section titled “Proposal 1-Election of Directors and Related Matters-Election of Directors” of the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders that was filed with the SEC on April 9, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: December 3, 2010	By:	/s/ Enrique R. Ubarri
		Name:	Enrique R. Ubarri
		Title:	Executive Vice President and General Counsel